Exhibit 99.1

reAlpha (Nasdaq: AIRE) Signs Definitive Agreement to Acquire InstaMortgage

Proposed acquisition will add direct mortgage lending capabilities to complement the Company’s existing mortgage brokerage operations.

Expected to close in the first half of 2026 following regulatory approval

DUBLIN, OH – Dec. 22, 2025 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced that it has entered into a definitive agreement to acquire InstaMortgage Inc. (“InstaMortgage”), an independent mortgage lender.

reAlpha currently operates a mortgage brokerage. The proposed acquisition is intended to complement reAlpha’s existing mortgage brokerage operations by adding direct mortgage lending capabilities and extending reAlpha’s footprint into additional key markets, and enabling greater alignment between brokerage and lending workflows to support a more coordinated borrower experience across the mortgage process.

Founded in 2008 and headquartered in San Jose, California, InstaMortgage is an originations-focused mortgage lender specializing in purchase and refinance loans. Through its technology-enabled platform and experienced lending team, InstaMortgage has helped more than 3,500 borrowers secure residential mortgage financing across 32 states, including New York, New Jersey, Illinois, and Ohio, which would be new markets for reAlpha. InstaMortgage has reported more than $4 billion over the past five years and has received multiple recognitions, being named by the Financial Times as one of America’s Fastest-Growing Companies, and being included on Deloitte’s Technology Fast 500 and Inc.’s Inc. 500 list of fastest-growing private companies.

“This agreement is about building the operating system for modern homebuying,” said Mike Logozzo, Chief Executive Officer of reAlpha. “Buyers don’t experience brokerage, lending, and closing as separate categories. They experience one process where clarity and execution matter. Following the completion of the acquisition, InstaMortgage will bring direct lending infrastructure and multi-state licensing that fits our platform strategy. When combined with our existing mortgage brokerage, it will position us to further reduce friction across handoffs and deliver a more coordinated experience, while operating with the discipline this industry demands.”

“Once completed, this transaction will materially expand our mortgage business capabilities,” said Jamie Cavanaugh, Chief Executive Officer of reAlpha Mortgage. “A direct lender platform will give us another execution path alongside brokerage and support tighter workflow alignment from intake through closing.”

Shashank Shekhar, Founder and Chief Executive Officer of InstaMortgage, said, “We built InstaMortgage with a clear focus: deliver a modern origination experience powered by strong operators and a digital-first process. reAlpha’s vision for an integrated AI-powered homebuying platform aligns with how we see the market evolving, and we’re excited about what this could mean for borrowers, loan officers, and partners as we work toward closing.”

Under the terms of the definitive agreement, reAlpha would acquire 100% of the outstanding equity of InstaMortgage for total consideration of approximately $8.5 million, payable in a combination of cash and reAlpha common stock, including deferred consideration, subject to the terms and conditions set forth in the agreement.

The transaction is subject to regulatory approvals and other customary closing conditions. reAlpha expects to fund the cash portion of the consideration from cash on hand at the appropriate time, subject to closing. The transaction is expected to close in the first half of 2026 following the receipt of required regulatory approvals.

For additional details regarding the terms of the agreement, please refer to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2025.

About InstaMortgage Inc.

Originally founded in 2008 by Shashank Shekhar as Arcus Lending, the company rebranded as InstaMortgage, NMLS 1035734, in 2021. InstaMortgage aims to provide a radically different mortgage experience to its clients across 32 states. By combining technology with expert advice, excellent customer service, and competitive rates, InstaMortgage delivers mortgage options that are tailored to each client’s unique financial situation.. To learn more, visit www.instamortgage.com.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Executive Officer, Mike Logozzo, reAlpha Mortgage’s Chief Executive Officer, Jamie Cavanaugh, and Chief Executive Officer of InstaMortgage, Shashank Shekhar or statements about the InstaMortgage acquisition, the anticipated benefits of the Instamortgage acquisition, reAlpha’s ability to integrate Instamortgage into its business and scale its business following the acquisition of Instamortgage and reAlpha’s long-term platform strategy, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha and InstaMortgage’s ability to consummate the proposed transaction on the expected timeline or at all; InstaMortgage’s ability to obtain the necessary regulatory approval in a timely manner and the risk that such approval is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; reAlpha’s ability to integrate the business of InstaMortgage into its existing business and the anticipated demand for InstaMortgage’s services; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of its new internal organizational structure; reAlpha’s ability to successfully enter new geographic markets; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the diversion of management time on transaction-related issues; risks related to disruption from the proposed transaction, including disruption of management time from current plans and ongoing business operations due to the proposed transaction and integration matters; unexpected costs, charges or expenses resulting from the proposed transaction; potential litigation relating to the proposed transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the ability of the combined company to achieve the synergies and other anticipated benefits expected from the proposed transaction or such synergies and other anticipated benefits taking longer to realize than anticipated; reAlpha’s ability to integrate InstaMortgage promptly and effectively; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the combined company’s operations; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure future financing on favorable terms if needed; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha and any legal proceedings that might be instituted against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to maintain and strengthen its brand and reputation; reAlpha’s ability to benefit from the implementation and use of its internal AI-powered assistants; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) during the additional compliance period; reAlpha’s ability to maintain compliance with additional applicable Nasdaq listing rules; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; reAlpha’s ability to accurately forecast demand for AI-based real estate-focused products; reAlpha’s ability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

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